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                                                                   EXHIBIT 23.10

                    [NETHERLAND, SEWELL & ASSOCIATES, INC.]



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the reference to our firm in the Annual Report on Form 10-K of Ocean Energy, Inc. for the year ended December 31, 1998, incorporated by reference into the Registration Statement on Form S-3 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about May 27, 1999. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.



                                           NETHERLAND, SEWELL & ASSOCIATES, INC.



                                           By: /s/ FREDERIC D. SEWELL
                                              ----------------------------------
                                               Frederic D. Sewell
                                               President


Dallas, Texas
May 27, 1999